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Exhibit 2.1

                            ARTICLES OF INCORPORATION

                                       OF

                            ULTRAPHONICS - USA, INC.

                                       1.

         The name of the Corporation is ULTRAPHONICS - USA, INC., which is incorporated under the Georgia Business Corporation Code.

                                       2.

         The Corporation shall have perpetual duration.

                                       3.

         The purpose for which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows: To act as manufactures representatives for any and all types and kinds of products; to manufacture any and all types and kinds of industrial equipment and products to engage in sales of any and all types of products to own, lease, sell, buy, trade in and lease any and all types of property, personal or real, and to be authorized to perform any and all other types and kinds of businesses authorized under the laws of the State of Georgia.

                                       4.

         The Corporation shall have the authority to issue not more than 50,000,000 Shares of voting common stock having a per value of $0.001 (one mil) per share, and 10,000,000 Shares of non-voting preferred shares having a per value of $0.10 (ten cents) per share.




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                                       5.

         The Corporation shall not commence business until it shall have received not less than *** Dollars in payment for the issuance of shares of stock.

                                       6.

         The initial registered office of the Corporation shall be at 1197 Peachtree Street NE, Colony Square, Plaza Level, Atlanta, Georgia, 30361. The initial registered agent of the Corporation shall be E. Wayne Wallhausen, at said address.

                                       7.

         The initial Board of Directors shall consist of three members whose names and addresses are as follows:

         Marianne Lumia                              Charles J. Brigis
         Suite A, 147 15th St.                       Suite A, 147 15th St.
         Atlanta, GA 30361                           Atlanta, GA 30361

         E. Wayne Wallhausen
         1017 Riverbend Club Dr.
         Atlanta, GA 30339

                                       8.

         The name and address of the Incorporator is as follows:

         Marianne Lumia
         Suite A, 147 15th St.
         Atlanta, GA 30361

         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation by and through his duly authorized Attorney.

                                           /s/ E. Wayne Wallhausen
                                           -------------------------
                                           E. Wayne Wallhausen
P.O.  Box 723411                           Attorney for Incorporator
Atlanta, GA 30339
(404) 953-6362